AMENDMENT TO FOURTH AMENDED AND RESTATED
               AGREEMENT OF LIMITED PARTNERSHIP FOR
                 ERP OPERATING LIMITED PARTNERSHIP


     THIS AMENDMENT TO FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP FOR ERP OPERATING LIMITED PARTNERSHIP (this "Amendment"), effective as of the Effective Time (as defined in the Agreement and Plan of Merger dated as of August 27, 1997 between Equity Residential Properties Trust and Evans Withycombe Residential, Inc.).

                         R E C I T A L S:

     A. ERP Operating Limited Partnership, an Illinois limited partnership (the "Partnership"), is governed by that certain Fourth Amended and Restated Agreement of Limited Partnership for ERP Operating Limited Partnership dated as of September 30, 1995 (the "Agreement").

     B. The limited partners of the Partnership desire to amend the Agreement as hereinafter set forth.


                       A G R E E M E N T S:


     1.   AMENDMENTS TO SECTION 9.6.

     Section 9.6 of the Partnership Agreement is hereby amended and restated to read as follows:

          9.6 OTHER ACTIVITIES OF PARTNERS AND AGREEMENTS WITH RELATED PARTIES. The General Partner shall devote its full-time efforts in furtherance of the Partnership business, it being expressly understood that, except for (i) EQR's ownership interest in a partnership or a limited liability company of which the Partnership is a partner or a member, respectively; (ii) EQR's ownership of any qualified REIT subsidiary (within the meaning of the Code) or any other entity which is a partner of a partnership or a member of a limited liability company having the Partnership as a partner or member, respectively;
     (iii) EQR's ownership of any entity that owns no more than a one percent (1%) interest in any partnership, limited liability company or other entity; (iv) borrowing (including the issuance of debt securities) where the net proceeds thereof are loaned or contributed to the Partnership; (v) any activity which the Board of Trustees of the General Partner, in its sole discretion, has determined will have a material benefit to the General Partner and will not have a material adverse effect on the Partnership; and (vi) activities incidental to EQR's status and existence as a real estate investment trust, the General Partner shall conduct all of its activities with respect to the multifamily residential property business exclusively through the Partnership and shall not conduct or engage in any way in any other business.

     2.   REFERENCE TO AND EFFECT ON THE PARTNERSHIP AGREEMENT.

     (a) On and after the date hereof, each reference in the Partnership Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Partnership Agreement shall mean and be a reference to the Partnership Agreement as amended by this Amendment.

     (b) The Partnership Agreement as amended and restated as of September 30, 1995 and as amended by this Amendment shall remain in full force and effect and is hereby ratified and confirmed.

     3. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     4. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     IN WITNESS WHEREOF, the Partners have executed this Amendment as of the day and year first written above.

                             GENERAL PARTNER:

                             EQUITY   RESIDENTIAL   PROPERTIES   TRUST,   a
                             Maryland real estate investment trust, General Partner

                             By: /S/ Bruce C. Strohm
                                 Bruce C. Strohm
                                 Secretary, Executive Vice President and
                            				 General Counsel

                             LIMITED PARTNERS:


                             /s/ Samuel Zell
                             SAMUEL ZELL, CHAIRMAN OF THE BOARD OF TRUSTEES OF EQUITY RESIDENTIAL PROPERTIES TRUST, a Maryland real estate investment trust, as attorney-in-fact for the Limited Partners